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                                                                   EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pentegra Dental Group, Inc. on Form S-8 related to the 1997 Stock
Compensation Plan of our report dated March 24, 1998, on our audit of the financial statements as of December 31, 1997, and for the period from inception, February 21, 1997 through December 31, 1997.

                                  Coopers & Lybrand L.L.P.

Houston, Texas
June 4, 1998